S2 Technologies,  Inc.
(a development stage enterprise)
Financial Statements
As of February 28, 2002 and 2001 and for the Years Ended February 28, 2002 and 2001 and for the Period from June 13, 2000 (date of inception) to February 28, 2002

                        Report of Independent Accountants


To the Board of Directors and Shareholders of S2 Technologies, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of changes in shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of S2 Technologies, Inc. (a development stage enterprise) at February 28, 2002 and 2001, and the results of its operations and its cash flows for the years then ended and for the period from June 13, 2000 (date of inception) to February 28, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company has been dependent on external financing to date, has generated negative cash flows from operations, and has accumulated deficit of $1,876,000 at February 28, 2002. As discussed in Note 1 to the financial statements, failure to generate sufficient revenues, raise additional capital, or reduce certain discretionary spending could have a material adverse effect on the Company's ability to achieve its intended business purposes.


/s/ PricewaterhouseCoopers LLP
San Jose, California

April 3, 2002


S2 Technologies, Inc.
(a development stage enterprise)
Balance Sheets
--------------------------------------------------------------------------------
                                                                            February 28,
                                                                        2002             2001
                                                                        ----             ----
Assets
Current assets:
 Cash and cash equivalents                                           $1,155,000         $319,000
 Prepaid expenses and other current assets                               53,000            3,000
                                                                     ----------         --------
  Total current assets                                                1,208,000          322,000

Property and equipment, net                                              51,000           14,000
Other assets                                                              5,000            2,000
                                                                     ----------         --------
  Total assets                                                       $1,264,000         $338,000
                                                                     ==========         ========
Liabilities, Mandatorily Redeemable Convertible Preferred Stock
and Shareholders' Deficit
Current liabilities:
 Accounts payable                                                    $   17,000         $ 11,000
 Accrued liabilities                                                    154,000           32,000
                                                                     ----------         --------
  Total current liabilities                                             171,000           43,000
                                                                     ==========         ========

Commitments (Note 12)

Mandatorily redeemable convertible preferred stock:
 Series A convertible preferred stock                                   694,000          694,000
 Series B convertible preferred stock                                 2,107,000                -
                                                                     ----------         --------
                                                                      2,801,000          694,000
                                                                     ----------         --------

Shareholders' deficit:
 Common stock: no par value; 30,000,000 and 10,000,000
  shares authorized; 5,400,000 shares issued and
  outstanding                                                           200,000          190,000
 Note receivable from shareholder                                       (14,000)         (14,000)
 Deferred stock-based compensation                                      (18,000)         (54,000)
 Deficit accumulated during the development stage                    (1,876,000)        (521,000)
                                                                     ----------         --------
  Total shareholders' deficit                                        (1,708,000)        (399,000)
                                                                     ----------         --------
  Total liabilities, convertible preferred stock
   and shareholders' deficit                                         $1,264,000         $338,000
                                                                     ==========         ========

   The accompanying notes are an integral part of these financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Statements of Operations
--------------------------------------------------------------------------------

                                                             Period from
                                                           June 13, 2000
                                                              (date of
                                                            inception)to
                                  Year Ended February 28,   February 28,
                                    2002          2001          2002
                                    ----          ----          ----
Operating expenses:
Research and development       $1,121,000       $416,000     $1,537,000
Selling and marketing              16,000              -         16,000
General and administrative        228,000        122,000        350,000
                                ---------        -------      ---------

Loss from operations            1,365,000        538,000      1,903,000

Interest income                    10,000         17,000         27,000
                                ---------        -------      ---------

Net loss                       $1,355,000       $521,000     $1,876,000
                               ==========       ========     ==========

   The accompanying notes are an integral part of these financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Statements of Shareholders' Deficit
--------------------------------------------------------------------------------

                                                                                                           Deficit
                                                                                Note                    Accumulated
                                                                             Receivable     Deferred     During the      Total
                                                          Common Stock          from       Stock-Based   Development  Shareholders'
                                                      Shares       Amount    Shareholder  Compensation      Stage        Deficit
                                                      ------       ------    -----------  ------------      -----        --------
Issuance of common stock to founders
  for assignment of intellectual property            5,100,000   $153,000     $     -     $(153,000)   $         -    $         -
Amortization of stock-based compensation
  related to founders stock                                  -          -           -       105,000              -        105,000
Issuance of common stock upon exercise
  of stock options                                     300,000     14,000     (14,000)            -              -              -
Stock options granted in exchange for services               -      3,000           -        (3,000)             -              -
Amortization of stock-based compensation
  related to services                                        -          -           -         1,000              -          1,000
Issuance of warrants for common stock
  for consulting services                                    -     20,000           -       (20,000)             -              -
Amortization of stock-based compensation
  related to warrants                                        -          -           -        16,000              -         16,000
Net loss                                                     -          -           -             -       (521,000)      (521,000)
                                                     ---------    -------     -------     ---------    -----------    ------------

Balances at February 28, 2001                        5,400,000    190,000     (14,000)      (54,000)      (521,000)      (399,000)

Amortization of stock-based compensation
  related to founders stock                                  -          -           -        35,000              -         35,000
Stock options granted in exchange for services               -      1,000           -        (1,000)             -              -
Amortization of stock-based compensation
  related to services                                        -          -           -         2,000              -          2,000
Stock-based compensation related to warrants                 -      9,000           -        (9,000)             -              -
Amortization of stock-based compensation
  related to warrants                                        -          -           -         9,000              -          9,000
Net loss                                                     -          -           -             -     (1,355,000)    (1,355,000)
                                                     ---------   --------    --------     ----------   ------------   ------------
Balances at February 28, 2002                        5,400,000   $200,000    $(14,000)    $ (18,000)   $(1,876,000)   $(1,708,000)
                                                     =========   ========    ========     ==========   ============   ============

   The accompanying notes are an integral part of these financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Statements of Cash Flows
--------------------------------------------------------------------------------

                                                                                       Period from
                                                                                      June 13, 2000
                                                                                         (date of
                                                                                       inception) to
                                                         Year Ended February 28,        February 28,
                                                         2002             2001             2002
                                                         ----             ----             ----
Cash flows from operating activities:
  Net loss                                           $(1,355,000)       $(521,000)     $(1,876,000)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                         10,000            2,000           12,000
    Stock-based compensation                              46,000          122,000          168,000
    Changes in assets and liabilities:
     Prepaid expenses and other current assets           (50,000)          (3,000)         (53,000)
     Other assets                                         (3,000)          (2,000)          (5,000)
     Accounts payable                                      6,000           11,000           17,000
     Accrued liabilities                                 122,000           32,000          154,000
                                                      ----------         --------       ----------
     Net cash used in operating activities            (1,224,000)        (359,000)      (1,583,000)
                                                      ----------         --------       ----------

Cash flows from investing activities:
  Capital expenditures                                   (47,000)         (16,000)         (63,000)
                                                      ----------         --------       ----------
     Net cash used in investing activities               (47,000)         (16,000)         (63,000)
                                                      ----------         --------       ----------
Cash flows from financing activities:
 Proceeds from issuance of Series A convertible
   preferred stock, net                                        -          694,000          694,000
 Proceeds from issuance of Series B convertible
   preferred stock, net                                2,107,000                -        2,107,000
                                                      ----------         --------       ----------
     Net cash provided by financing activities         2,107,000          694,000        2,801,000
                                                      ----------         --------       ----------
Net increase in cash and cash equivalents                836,000          319,000        1,155,000

Cash and cash equivalents at beginning of period         319,000                -                -
                                                      ----------         --------       ----------
Cash and cash equivalents at end of period            $1,155,000         $319,000       $1,155,000
                                                      ==========         ========       ==========

   The accompanying notes are an integral part of these financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements
--------------------------------------------------------------------------------


1.     The Company and Basis of Presentation

       S2 Technologies, Inc. (the "Company") was incorporated in the State of California on June 13, 2000. The Company was formed to design and develop an integrated development tool for embedded systems developers.

       Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7.

       The Company, to date, has been dependent on external financing to fund operations, has not yet generated cash flows from operations and has a net deficit of $1,876,000. In March 2002, the Company received additional financing of $938,000 from the sale of Series B convertible preferred stock to an existing shareholder (as discussed in Note 13 to the financial statements). Management believes that existing cash and available financing will be sufficient to meet projected working capital, capital expenditures and other cash requirements at least through February 28, 2003. However, failure to generate sufficient revenues, raise additional capital, or reduce certain discretionary spending could have a material adverse effect on the Company's ability to achieve its intended business purposes.


2.     Summary of Significant Accounting Policies

       Use of estimates
       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Cash and cash equivalents
       The Company considers all highly liquid investments purchased with an original maturity of three months or less of the date of purchase to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market funds, the fair value of which approximates cost.

       Fair value of financial instruments
       Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents and accounts payable, approximate their fair value due to their relative short maturities and based upon comparable market information available at the respective balance sheet dates. The Company does not hold or issue financial instruments for trading purposes.

       Research and development
       Research and development costs are expensed as incurred.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


       Property and equipment
       Property and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally two to five years. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to income. Maintenance and repair costs are expensed as incurred.

       Risks and uncertainties
       The Company is subject to all of the risks inherent in a company operating in an industry which is relatively new and constantly evolving. These risks include, but are not limited to, market acceptance of the Company's products and services. The Company's operating results may be materially affected by the foregoing factors.

       Stock-based compensation
       The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations, and Financial Accounting Standards Board Interpretation ("FIN") No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Awards Plans," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the difference, if any, on the date of grant, between the estimated fair value of the Company's common stock and the exercise price. SFAS No. 123 defines a "fair value" based method of accounting for an employee stock option or similar equity investment. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring Goods and Services."

       Comprehensive income
       SFAS No. 130, "Reporting Comprehensive Income," requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income (loss)." Comprehensive income (loss) is comprised of two components, net income (loss) and other comprehensive income (loss). There were no differences between the net loss as reported and comprehensive loss for the years ended February 28, 2002 and 2001, and for the period from June 13, 2000 (date of inception) to February 28, 2002.

       Recent accounting pronouncements
       In June 2001, SFAS 141, "Business Combinations," and SFAS 142, "Goodwill and Other Intangible Assets," were issued. SFAS 141 is effective for all business combinations completed after June 30, 2001. The Company expects that the application of SFAS 141 will not have a material impact on its financial statements. As the Company has no goodwill and other intangible assets, the adoption of SFAS 142 has no effect on the financial position and result of operations.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


       In October 2001, the FASB issued SFAS No. 144, `Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for years beginning after December 15, 2001. SFAS No. 144 supersedes FASB Statement No. 121 and parts of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions Relating to Extraordinary Items," however, SFAS No. 144 retains the requirement of APB Opinion No. 30 to report discontinued
       operations separately from continuing operations and extends that reporting to a component of an entity that either has been disposed of (by sale, by abandonment, or in a distribution to owners) or is classified as held for sale. SFAS No. 144 addresses financial accounting and reporting for the impairment of certain long-lived assets and for long-lived assets to be disposed of. The Company does not expect the adoption of SFAS No. 144 to have a material impact on the Company's financial position or results of operations.

       In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146)." SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a material impact on its operating results or financial position.

3.       Balance Sheet Details

                                                           February 28,
                                                        2002          2001
                                                        ----          ----
Property and equipment, net:
Computer equipment                                    $41,000       $14,000
Office equipment                                        6,000         2,000
Software                                               15,000             -
Other                                                   1,000             -
                                                      -------       -------
                                                       63,000        16,000
Less: Accumulated depreciation and amortization       (12,000)       (2,000)
                                                      -------       -------
                                                      $51,000       $14,000
                                                      =======       =======

       Depreciation and amortization expense for the years ended February 28, 2002 and 2001 and for the period from June 13, 2000 (date of inception) to February 28, 2002 was $10,000, $2,000 and $12,000, respectively.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


                                                     February 28,
                                                   2002         2001
                                                   ----         ----
Accrued liabilities:
  Professional services                          $113,000      $13,000
  Employee benefits                                19,000        7,000
  Other                                            22,000       12,000
                                                 --------      -------
                                                 $154,000      $32,000
                                                 ========      =======


4.     Mandatorily Redeemable Convertible Preferred Stock

       Convertible preferred stock (at no par value) at February 28, 2002 consists of the following:

                                             Proceeds
                                             Net of
                       Shares                Issuance     Liquidation
             Authorized     Outstanding       Costs          Amount
             ----------     -----------       -----          ------
Series A      2,592,593      2,592,593     $  694,000     $  700,000
Series B     10,000,000      6,285,715      2,107,000      2,200,000
             ----------      ---------     ----------     ----------
             12,592,593      8,878,308     $2,801,000     $2,900,000
             ==========      =========     ==========     ==========

       The related party's ownership in the Company is described in Footnote 13.

       The  holders  of  Series  A  convertible   preferred   stock  ("Series  A
       preferred")   and  Series  B  convertible   preferred  stock  ("Series  B
       preferred") have various rights and preferences as follows:

       Voting
       The holders of the preferred stock are entitled to the number of votes equal to the number of shares of common stock into which each share of such preferred stock could be converted on the record date for the vote or written consent of shareholders. The shares of preferred stock shall be voted equally with the shares of common stock as one class.

       In addition to any other class vote that may be required by law, the Company shall obtain the approval of at least a majority of the outstanding Series A preferred and/or at least 70% of the outstanding Series B preferred for validating (a) any amendment of the Articles of Incorporation, (b) any adverse change to the powers, rights, preferences, privileges or restrictions of the Series A preferred and Series B preferred, (c) any increase in the authorized number of shares of preferred stock, (d) any authorization of any new class or series of stock, (e) any repurchase or redemption of preferred stock, (f) any repurchase, redemption, payment of dividends with respect to common stock other than shares subject to the right of repurchase by the Company, (g) any action that results in the payment or declaration of a dividend on any shares of common stock or preferred stock, (h) any voluntary dissolution or liquidation of the Company or (i) any change in the authorized number of members of the Company's Board of Directors.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


       Dividends
       The holders of Series A preferred and Series B preferred are entitled to receive, when and if declared by the Board of Directors and out funds legally available, noncumulative dividends at the per annum rate of $0.022 and $0.028 per share, respectively. The holders of Series A preferred and Series B preferred will also be entitled to participate in dividends on common stock, when and if declared by the Board of Directors, based on the number of shares of common stock held on an as-if converted basis. No dividends on preferred stock or common stock have been declared by the Board from inception through February 28, 2002.

       Liquidation
       In the event of any liquidation, dissolution or winding up of the affairs of the Company, including (a) a reorganization, merger or consolidation of the Company with or into any other entity or (b) a sale of all or substantially all of its assets which will result in the transfer of 50% or more of the outstanding voting power of the Company, the holders of the outstanding Series A preferred and Series B preferred shall receive for each share an amount equal to the sum of $0.27 and $0.35 per share, respectively, plus all declared but unpaid dividends, payable in preference and priority to any payments made to the holders of the then outstanding common stock.

       If the entire assets and funds of the Company legally available for distribution are insufficient to permit the payment to such holders of Series A preferred and Series B preferred their full preferential amount, then such assets and funds shall be distributed among the holders of Series A preferred and Series B preferred ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

       After payment to the holders of the Series A preferred and Series B preferred, the remaining assets and funds of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock and the preferred stock in the basis of common stock equivalents.

       Conversion
       Each  share  of  preferred  stock,  at  the  option  of  the  holder,  is convertible into a number of fully paid shares of common stock as determined by multiplying the then in effect Series A preferred and Series B preferred conversion rates by the number of shares of Series A preferred and Series B preferred being converted, respectively. The conversion rates in effect at any time for conversion of the Series A preferred and the Series B preferred shall be the quotient obtained by dividing the original issue price of the Series A preferred and the Series B preferred by the Series A preferred conversion price and the Series B preferred conversion price, respectively. The initial conversion price of Series A preferred and Series B preferred is $0.27 and $0.35, respectively, and is subject to adjustment in accordance with antidilution provisions contained in the Company's Articles of Incorporation. Conversion is automatic (a) immediately upon the closing of a firm commitment underwritten public offering in which the public offering price equals or exceeds $5.00 per share with cash proceeds of at least $20,000,000, (b) upon the consent of at least a majority of the outstanding shares of Series A preferred (for Series A preferred) or at least a majority of the outstanding shares of Series B preferred (for Series B preferred).

       At February 28, 2002 and 2001,  2,592,593 and 10,000,000 shares of common stock have been reserved for conversion.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


       Redemption
       The holders of at least two-thirds of the outstanding Series B preferred may require the Company to redeem the Series B preferred by paying in cash $0.35 per share plus any accrued but unpaid dividends. Redemption would occur in three equal annual installments, beginning on the fifth anniversary of the original issue date.


5.     Warrants for Convertible Preferred Stock

       In June 2001, the Company entered into two convertible promissory notes for $300,000. The notes were converted into Series B preferred stock in October 2001. In conjunction with the issuance of the notes, the Company issued warrants to purchase 35,714 shares of Series B preferred stock at an exercise price of $0.35 per share. Such warrants are outstanding at February 28, 2002 and expire in October 2006. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was not material.


6.     Common Stock

       The Company's Articles of Incorporation, as amended, authorize the Company to issue 30,000,000 shares of no par value common stock. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. A portion of the shares sold are subject to a right of repurchase by the Company subject to vesting, which is generally over a four year period from the earlier of grant date or employee hire date, as applicable, until vesting is complete. At February 28, 2002, there were 1,806,250 shares subject to repurchase.


7.     Full Recourse Note

       In December 2000, the Company accepted full recourse note from an employee totaling $14,000 to finance their purchase of 300,000 shares of common stock. Interest on the note is computed at an annual rate of 10%. Principal and accrued interest are due in December 2010. The note is included in shareholders' deficit.


8.     Warrants for Common Stock

       In July 2000 in connection with a consulting agreement, the Company issued fully vested non-forfeitable warrants to purchase 700,000 shares of common stock for $0.001 per share for consulting services to be performed over three years. Such warrants are outstanding at February 28, 2002 and expire in July 2005. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was $20,000 at the date of grant and is amortized over three years. At each reporting date, the Company remeasures the unamortized portion of such warrant using the Black-Scholes pricing model. As a result, the stock-based compensation was increased by $9,000 at February 28, 2002. For the years ended February 28, 2002 and 2001 and for the period from June 13, 2000 (date of inception) to February 28, 2002, the Company recorded $9,000, $16,000 and $25,000 of expense associated with these warrants, respectively.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


9.     Stock Option Plans

       In July 2000, the Company adopted the 2000 Equity Incentive Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 1,607,407 shares of common stock for issuance under the Plan.

       Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately subject to repurchase by the Company. To date, options granted generally vest over four years.

       The following table summarizes the activity of the Company's Plan:

                                                                                            June 13, 2000
                                       Year Ended                Year Ended               (date of inception)
                                       February 28,              February 28,                to February 28,
                                          2002                      2001                          2002
                                  ----------------------    ------------------------     -----------------------
                                                Weighted                    Weighted                    Weighted
                                  Number        Average      Number         Average       Number        Average
                                    of          Exercise       of           Exercise        of          Exercise
                                  Options        Price       Options          Price       Options         Price
                                  -------        -----       -------          -----       -------         -----
Outstanding -
beginning of period                150,000         $0.045             -       $    -             -       $    -
Granted                            245,000          0.054       450,000        0.045       695,000        0.048
Exercised                                -              -      (300,000)       0.045      (300,000)       0.045
                                   -------                      -------                    -------

Outstanding - end of period        395,000         $0.050       150,000       $0.045       395,000       $0.050
                                   -------                      -------                    -------

Fair value of options granted                      $0.011                     $0.010                     $0.010


S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


       The following table summarizes information concerning outstanding and exercisable options under the Plan as of February 28, 2002:

                                          Options Outstanding                           Options Exercisable
                           ---------------------------------------------------        --------------------------
                                                  Weighted
                                                   Average             Weighted                          Weighted
          Range of                                Remaining            Average                           Average
          Exercise           Number              Contractual           Exercise         Number           Exercise
           Price           Outstanding          Life (in Years)         Price         Exercisable         Price
           -----           -----------          ---------------         -----         -----------         -----
          $0.045           255,000                    3.94              $0.045           119,583         $0.045
          $0.060           140,000                    4.56              $0.060                 -         $    -
                           -------                                                       -------
                           395,000                    4.16              $0.050           119,583         $0.045
                           =======                                                       =======

       The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. No compensation has been recognized for employee stock-based compensation in the years ended February 28, 2002 and 2001 and for the period from June 13, 2000 (date of inception) to February 28, 2002. Had compensation cost been determined based on the fair value at the grant dates, consistent with provisions of SFAS 123, the Company's pro forma net loss would not have been materially different from the net loss reported in the years ended February 28, 2002 and 2001 and for the period from June 13, 2000 (date of inception) to February 28, 2002, respectively. Because options vest over several years and additional option grants are expected to be made in future years, the pro forma results are not representative of the pro forma results for future years.

       For purposes of pro forma disclosure, the fair value of each option grant was estimated on the date of grant using the minimum value method with the following assumptions for grants in the years ended February 28, 2002 and 2001: no dividend yield; risk-free interest rates of 4.46% and 5.26%; and expected lives of 5 years. No options were granted during the year ended February 28, 2000.


10.    Stock-Based Compensation

       In July 2000, the Company sold 5,100,000 shares of common stock to the founders of the Company for assignment of intellectual property. In conjunction with this transaction, the Company recorded $153,000 of deferred stock-based compensation representing the excess of the deemed fair value of the common stock over the purchase price at the date of purchase. The compensation expense is being amortized over the vesting period of three years from the date of purchase. The Company recognized $35,000, $105,000 and $140,000 for the amortization of compensation expense during the years ended February 28, 2002 and 2001 and for the period from June 10, 2000 (date of inception) to February 28, 2002, respectively.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


       During the years ended February 28, 2002 and 2001 and for the period from June 13, 2000 (date of inception) to February 28, 2002, the Company granted options to acquire 5,000, 100,000 and 105,000 shares of common stock, respectively, at an exercise price of $0.045 per share to non-employees in exchange for services. The fair value of the common stock options was determined to be $1,000, $3,000 and $4,000, respectively, using the Black-Scholes pricing model. Stock-based compensation related to stock options granted to non-employees is recognized as the service is provided. The Company recorded a stock compensation expense of $2,000, $1,000 and $3,000, respectively. At each reporting date, the Company remeasures the unvested portion of such option grants using the Black-Scholes pricing model. As a result, the stock based compensation expense fluctuates as the fair market value of the common stock fluctuates.


11.    Income Taxes

       No provision for income taxes was recorded due to the net losses for the years ended February 28, 2002 and 2001 and for the period from June 13, 2000 (date of inception) to February 28, 2002.

       Deferred tax assets consist of the following:

                                                                             February 28,
                                                                       2002                 2001
                                                                       ----                 ----
Federal and state net operating loss carryforwards and accruals     $ 725,000            $ 208,000
Research and development credit carryforwards                          50,000               20,000
                                                                    ---------            ---------
Net deferred tax assets                                               775,000              228,000
Less: Deferred tax asset valuation allowance                         (775,000)            (228,000)
                                                                    ---------            ---------
                                                                    $       -            $       -
                                                                    =========            =========


       At February 28, 2002, the Company has net operating loss carryforwards for federal and state income tax purposes which expire in varying amounts beginning in 2009 and 2021, for state and federal purposes, respectively. In addition, the Company has federal research and development credit carryforwards which expire beginning in 2021 if not utilized. The Company has state research and development credit carryforwards which can be carried forward indefinitely.

       The Company believes that, based on number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. These factors include the Company's history of losses, recent increase in expense levels, the fact that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology, the lack of carryback capacity to realize deferred tax assets and the uncertainty regarding market acceptance of the Company's products. The Company will continue to assess the realizability of the deferred assets based on actual and forecasted operating results.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (Continued)
--------------------------------------------------------------------------------


       In accordance with Section 382 of the Internal Revenue Code, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50% as defined, over a three year period.


12.    Commitments

       The Company leases its facilities under an operating lease agreement, which expires in November 2002. Future minimum lease obligations of $38,000 are payable in the year ending February 28, 2003.

       Rental expense for the years ended February 28, 2002 and 2001 and for the period from June 13, 2000 (date of inception) to February 28, 2002 was $36,000, $16,000 and $52,000, respectively.


13.    Related Party Transactions and Subsequent Event

       Through Oryx Ventures, LLC, Oryx Technology Corporation has invested a total of $1,605,000 in preferred stock of the Company from July 2000 through February 2002. In addition, Messrs. Micciche and Underseth of Oryx Technology Corporation provide certain management services to the Company in exchange for cash and warrants to purchase common stock in the Company. The Company issued warrants to purchase 700,000 shares of common stock for $0.001 per share, of which 437,500 are vested as of February 28, 2002. Mark Underseth, Chief Executive Officer of the Company is the brother of Mitchel Underseth, Chief Financial Officer of Oryx Technology Corporation. In March 2002, Oryx Technology Corporation has made an additional investment of $938,000 in preferred stock of the Company and exercised portion of the warrant to acquire 466,666 shares of the Company's common stock.

       The following table summarizes Oryx Technology Corporation's ownership as of February 28, 2002:

                                                          Oryx Technology
                                       Company's       Corporation's Ownership
                                        Shares         -----------------------
                                       Outstanding     Shares                %
                                       -----------     ------             ----
         Series A                      2,592,593       1,851,853           71%
         Series B                      6,285,715       3,157,143           50%
         Common Stock                  5,400,000             -             -
         Warrants for Series B            35,714             -             -
         Warrants for Common Stock       700,000         700,000          100%